Exhibit 99.1

AquaBounty Technologies Announces Full Year 2024 Financial Results

HARVARD, Mass., March 27, 2025 –AquaBounty Technologies, Inc. (NASDAQ: AQB) (“AquaBounty” or the “Company”), a land-based aquaculture company utilizing technology to enhance productivity and sustainability, today announced the Company’s financial results for the full year ended December 31, 2024.

Full Year 2024 Highlights and Recent Developments

•

For the year ended December 31, 2024, product revenue totaled $789 thousand, a year-over-year decrease of 68% as compared to $2.5 million in 2023, as the Company sold its Indiana grow-out farm (“Indiana Farm”) in July and began to wind down its fish rearing operations at its two Canadian farm sites (“Canadian Farms”) in December.  Both the Indiana Farm and Canadian Farms have been designated as discontinued operations.

•

Net loss for the year ended December 31, 2024 increased to $149.2 million compared to $27.6 million in 2023.  Included in the loss for 2024 were asset impairment charges of $129.8 million related to the Company’s Indiana Farm, Canadian Farms, Ohio equipment assets (“Ohio Equipment Assets”), Ohio farm construction site (“Ohio Farm Site”) (together with Ohio Equipment Assets, the “Ohio Farm Project”), and corporate intellectual property (“Corporate IP”).

•	Construction activities for the Ohio Farm Site remained on pause throughout 2024, pending new sources of financing.
•	Cash, cash equivalents and restricted cash totaled $230 thousand as of December 31, 2024, as compared to $9.2 million as of December 31, 2023.

•	On February 11, 2025, the Company completed an auction of certain Ohio Equipment Assets for net proceeds of $2.2 million.
•	On March 3, 2025, the Company completed the sale of its Canadian Farms and Corporate IP for net proceeds of $1.9 million.

“AquaBounty entered 2024 with the goal of raising new funds to allow for the recommencement of construction activities at our Ohio Farm Site, but ultimately our efforts were unsuccessful,” stated David Frank, Chief Financial Officer and Interim Chief Executive Officer.  “We therefore had to pivot our focus to selling non-core assets to generate liquidity.  We completed the sale of our Indiana Farm in July, and we sold various Ohio Equipment Assets throughout the balance of the year.  However, these efforts did not generate enough cash to maintain our operating facilities, and thus we had no alternative but to close down our remaining Canadian Farms operations in December and reduce our staff.

“As stated in our previous announcement, we plan to continue to work with our investment banker to assess strategic alternatives for our Ohio Farm Project, and we will continue to market and sell available Ohio Equipment Assets to generate cash.  On February 11, 2025, we completed an auction of certain Ohio Equipment Assets that had been purchased for our Ohio Farm Project for net proceeds of $2.2 million, after deducting commissions and fees.  On March 3, 2025, we completed the sale of our Canadian Farms, including the Company’s Corporate IP for AquAdvantage salmon and its trademarks and patents, for net proceeds of $1.9 million, after deducting commissions, fees and the assumption of $3.2 million in outstanding loans.  These transactions have provided us with the liquidity to continue to pursue strategic alternatives for our Ohio Farm Project.

“We will continue to keep all stakeholders apprised of our progress,” concluded Frank.

About AquaBounty

At AquaBounty Technologies, Inc. (NASDAQ: AQB), we are a pioneer in land-based aquaculture.  We have located our land-based recirculating aquaculture system farm close to key consumption markets and designed it to prevent disease and to include multiple levels of fish containment to protect wild fish populations. For more information on AquaBounty, please visit www.aquabounty.com.

Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, as amended, including regarding the wind down of the Company’s farming operations and its ability to sell available assets. The forward-looking statements in this press release are neither promises nor guarantees, and you should not place undue reliance on these statements because they involve significant risks and uncertainties about AquaBounty. AquaBounty may use words such as “continue,” “believe,” “will,” “may,” “expect,” the negative forms of these words and similar expressions to identify such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: our history of net losses and the likelihood of future net losses; our ability to continue as a going concern; our ability to raise additional funds, including from the sale of non-current assets, in sufficient amounts on a timely basis, on acceptable terms, or at all; our ability to retain and reengage key vendors and engage additional vendors, as needed; our ability to obtain approvals and permits to construct and operate our farms without delay; our ability to finance our Ohio farm project through the placement of municipal bonds, which may require restrictive debt covenants that could limit our control over the farm’s operation and restrict our ability to utilize any cash that the farm generates; risks related to potential strategic acquisitions, investments or mergers; risks of disease outbreaks in Atlantic salmon farming; our ability to efficiently and cost-effectively produce and sell salmon at large commercial scale; security breaches, cyber-attacks and other disruptions could compromise our information, or expose us to fraud or liability, or interrupt our operations;  any further write-downs of the value of our assets; business, political, or economic disruptions or global health concerns; adverse developments affecting the financial services industry; our ability to use net operating losses and other tax attributes, which may be subject to certain limitations; volatility in the price of our shares of common stock; our ability to maintain our listing on the Nasdaq Stock Market LLC; an active trading market for our common stock may not be sustained; our status as a “smaller reporting company” and a “non-accelerated filer” may cause our shares of common stock to be less attractive to investors; any issuance of preferred stock with terms that could dilute the voting power or reduce the value of our common stock; provisions in our corporate documents and Delaware law could have the effect of delaying, deferring, or preventing a change in control of us; our expectation of not paying cash dividends in the foreseeable future; and other risks and uncertainties discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”).  Forward-looking statements speak only as of the date hereof, and, except as required by law, AquaBounty undertakes no obligation to update or revise these forward-looking statements. For information regarding the risks faced by us, please refer to our public filings with the SEC, available on the Investors section of our website at www.aquabounty.com and on the SEC’s website at www.sec.gov.

Company & Investor Contact:
AquaBounty Technologies

investors@aquabounty.com

Media Contact:
Vince McMorrow
Fahlgren Mortine
(614) 906-1671
vince.mcmorrow@Fahlgren.com

AquaBounty Technologies, Inc.

Consolidated Balance Sheets

	As of December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$230,362	$8,203,869
Prepaid expenses and other current assets	292,018	1,148,730
Current assets held for sale	10,819,909	21,658,597
Total current assets	11,342,289	31,011,196

Property, plant and equipment, net	22,668,000	144,103,468
Right of use assets, net	51,509	77,877
Intangible assets, net	—	204,436
Restricted cash	—	1,000,000
Non-current assets held for sale	—	11,154,451
Total assets	$34,061,798	$187,551,428

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$10,104,853	$12,112,673
Accrued employee compensation	977,088	336,409
Current debt	1,261,039	524,462
Other current liabilities	28,527	26,368
Current liabilities held for sale	3,830,041	1,771,423
Total current liabilities	16,201,548	14,771,335

Long-term lease obligations	22,982	51,509
Non-current liabilities held for sale	—	3,215,513
Long-term debt, net	1,996,558	4,496,353
Total liabilities	18,221,088	22,534,710

Commitments and contingencies (Note 10)

Stockholders' equity:
Common stock, $0.001 par value, 75,000,000 shares authorized;
3,865,778 and 3,847,022 shares outstanding at December 31, 2024 and
2023, respectively	3,866	3,847
Additional paid-in capital	386,297,611	385,998,213
Accumulated other comprehensive loss	(688,229)	(405,464)
Accumulated deficit	(369,772,538)	(220,579,878)
Total stockholders' equity	15,840,710	165,016,718

Total liabilities and stockholders' equity	$34,061,798	$187,551,428

AquaBounty Technologies, Inc.

Consolidated Statements of Operations and Comprehensive Loss

	Years ended December 31,
	2024	2023

Costs and expenses
Sales and marketing	$191,299	$649,568
Research and development	203,296	506,243
General and administrative	9,129,645	12,515,834
Long-lived asset impairment	101,914,874	—
Total costs and expenses	111,439,114	13,671,645

Operating loss	111,439,114	13,671,645

Other expense
Interest expense	(2,285,017)	(234,954)
Other (expense) income, net	(28,802)	65,672
Total other expense	(2,313,819)	(169,282)

Loss from continuing operations	113,752,933	13,840,927

Loss from discontinued operations	35,439,727	13,716,974

Net loss	$149,192,660	$27,557,901

Other comprehensive (loss) income
Foreign currency (loss) gain	(282,765)	111,311

Comprehensive loss	$149,475,425	$27,446,590

Basic and diluted net loss per share
from continuing operations	$(29.47)	$(3.60)
from discontinued operations	(9.18)	(3.57)
Total basic and diluted net loss per share	$(38.65)	$(7.17)

Weighted average number of common shares -
basic and diluted	3,860,454	3,844,239

AquaBounty Technologies, Inc.

Consolidated Statements of Cash Flows

	Years Ended December 31,
	2024	2023
Operating activities
Net loss	$(149,192,660)	$(27,557,901)
Adjustment to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization	904,136	2,158,231
Share-based compensation	299,417	542,265
Long-lived asset impairment	129,826,403	—
Other non-cash items	43,393	16,604
Changes in operating assets and liabilities:
Inventory	1,723,559	546,847
Prepaid expenses and other assets	1,277,535	375,430
Accounts payable and accrued liabilities	614,562	(50,602)
Accrued employee compensation	640,679	(267,119)
Net cash used in operating activities	(13,862,976)	(24,236,245)

Investing activities
Purchases of and deposits on property, plant and equipment	(2,929,908)	(68,889,540)
Proceeds from asset sales	10,493,222	—
Other investing activities	—	(3,263)
Net cash provided by (used in) investing activities	7,563,314	(68,892,803)

Financing activities
Proceeds from issuance of debt	6,934,832	417,673
Repayment of term debt	(9,598,544)	(726,140)
Net cash used in financing activities	(2,663,712)	(308,467)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(10,133)	2,827
Net change in cash, cash equivalents and restricted cash	(8,973,507)	(93,434,688)
Cash, cash equivalents and restricted cash at beginning of period	9,203,869	102,638,557
Cash, cash equivalents and restricted cash at end of period	$230,362	$9,203,869

Reconciliation of cash, cash equivalents and restricted cash reported in the consolidated balance sheet:
Cash and cash equivalents	$230,362	$8,203,869
Restricted cash	—	1,000,000
Total cash, cash equivalents and restricted cash	$230,362	$9,203,869

Supplemental disclosure of cash flow information and non-cash transactions:
Interest paid in cash from continuing operations	$2,157,195	$220,125
Interest paid in cash from discontinued operations	$107,260	$69,013
Property and equipment included in accounts payable and accrued liabilities	$9,205,819	$11,670,996